UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

RMR Hospitality and Real Estate Fund

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RMR HOSPITALITY AND REAL ESTATE FUND

400 Centre Street

Newton, MA   02458

February 28, 2007

Dear Preferred Shareholder:

Our company is currently under attack by the hedge fund investor, Phillip Goldstein, and his “Bulldog” fund.

Mr. Goldstein’s announced plan is to tender for our common shares.  If he succeeds, your preferred shares may be materially and adversely affected:

•             If Goldstein’s plan succeeds in liquidating our company you may get your money back, but you will lose your right to continue earning high yields at the weekly auction rates.

•             If Goldstein’s plan only partially succeeds, the ratings on your preferred shares may be downgraded.

    Preferred shareholders often don’t vote in proxy contests.  However, this contest is important to your economic interest.  Please return the enclosed BLUE proxy card via the prepaid overnight delivery envelope provided.

Sincerely,

Thomas M. O’Brien
President

The annual meeting is scheduled for March 8, 2007.

You can vote by signing, dating and returning the enclosed BLUE card or by following the telephone or internet voting instructions on the BLUE card.

If you have any questions please call our proxy solicitor:

Innisfree M&A Incorporated toll free at 1-888-750-5834.